Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-11

Wheeler Real Estate Investment Trust, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Shares, $0.01 par value	(1)	457(a)	100,000,000	$3.2360	$323,600,000.00	0.0001381	$44,689.16

Total Offering Amounts:							$323,600,000.00		44,689.16
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$44,689.16

__________________________________________
Offering Note(s)

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or similar transactions.

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high $3.40 and low $3.072 sale prices of the Common Stock on June 16, 2026 (taking into account the one-for-24 reverse stock split effected on May 16, 2024; the one-for-five reverse stock split effected on June 27, 2024; the one-for-three reverse stock split effected on September 19, 2024; the one-for-two reverse stock split effected on November 18, 2024; the one-for-four reverse stock split effected on January 27, 2025; the one-for-five reverse stock split effected on March 26, 2025; the one-for-seven reverse stock split effected on May 26, 2025; the one-for-five reverse stock split effected on September 22, 2025 (the “September 2025 Reverse Stock Split”); the one-for-two reverse stock split effected on November 28, 2025 (the “November 2025 Reverse Stock Split”); the one-for-three reverse stock split effected on January 16, 2026 (the “January 2026 Reverse Stock Split”); the one-for-three reverse stock split effected on April 17, 2026 (the “April 2026 Reverse Stock Split”); and the one-for-four reverse stock split effected on June 17, 2026 (the “June 2026 Reverse Stock Split”).

Table 3: Combined Prospectuses

Security Type	Security Class Title	Notes	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Common Shares, $0.01 par value	(1)	90,365	$141,932,871.63	S-11	333-287930	06/20/2025

__________________________________________
Prospectus Note(s):

(1)	Pursuant to Rule 429 under the Securities Act, the Prospectus included in this Registration Statement, to which this exhibit is attached, is a combined prospectus relating to this Registration Statement and to the registration statement on Form S-11 (File No. 333-287930), originally filed with the Securities and Exchange Commission (the “SEC”) on June 10, 2025, subsequently declared effective by the SEC on June 20, 2025, and post-effectively amended on March 5, 2026 (the “Prior Registration Statement”).

The Prior Registration Statement related to an aggregate of 100,043,323 shares of Common Stock (or 277,898 shares of Common Stock taking into account the September 2025 Reverse Stock Split, the November 2025 Reverse Stock Split, the January 2026 Reverse Stock Split, the April 2026 Reverse Stock Split, and the June 2026 Reverse Stock Split), of which 90,365 shares of Common Stock remain unissued (taking into account the September 2025 Reverse Stock Split, the November 2025 Reverse Stock Split, the January 2026 Reverse Stock Split, the April 2026 Reverse Stock Split, and the June 2026 Reverse Stock Split). No registration fee is payable in connection with 90,365 shares of Common Stock because such securities are being transferred from the Prior Registration Statement pursuant to Rule 429(b) under the Securities Act. See “Explanatory Note” in this Registration Statement.